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                                  EXHIBIT 4.2

                            SUPPLEMENTAL INDENTURE
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                    TELE-COMMUNICATIONS INTERNATIONAL, INC.


                                      And


                         THE BANK OF NEW YORK, Trustee


                               ________________



                         FIRST SUPPLEMENTAL INDENTURE
                         Dated as of November 19, 1998



                            Supplement to Indenture
                         Dated as of February 7, 1996



                             ____________________



              4 1/2% Convertible Subordinated Debentures due 2006




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     FIRST SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated as of
November 19, 1998 between TELE-COMMUNICATIONS INTERNATIONAL, INC., a Delaware corporation (the "Company" or "TINTA"), and THE BANK OF NEW YORK, a New York banking corporation (the "Trustee"), as Trustee under the indenture of TINTA (the "Indenture") dated as of February 7, 1996. Capitalized terms used herein without definition shall have the respective meanings ascribed to such terms in the Indenture.

                                 RECITALS
                                 --------

     WHEREAS, TINTA and the Trustee have entered into the Indenture, pursuant to which TINTA has issued $345,000,000 aggregate principal amount of its 4 1/2% Convertible Subordinated Debentures due 2006 (the "Securities"), which are convertible into TINTA's Series A Common Stock, $1.00 par value per share ("TINTA Series A Stock");

     WHEREAS, TINTA, Tele-Communications, Inc., a Delaware corporation ("TCI"), and Liberty Group Acquisition Co., a wholly-owned subsidiary of TCI ("Merger Sub") have entered into the Agreement and Plan of Merger, dated as of August 24, 1998 (the "Merger Agreement"), pursuant to which TCI will acquire the entire equity interest in TINTA not already beneficially owned by TCI by means of a merger (the "Merger") of Merger Sub with and into TINTA. In the Merger, each outstanding share of TINTA Series A Stock and each outstanding share of TINTA's Series B Common Stock, $1.00 par value per share ("TINTA Series B Stock" and together with the TINTA Series A Stock, "TINTA Common Stock") (other than any such shares held by TINTA in its treasury or owned of record by TCI or any subsidiary of TCI, all of which will be canceled), will be converted into the right to receive 0.58 of a share of Tele-Communications, Inc. Series A Liberty Media Group Common Stock, $1.00 par value per share ("LMG Series A Stock"), in accordance with the terms of the Merger Agreement;

     WHEREAS, Section 10.16 of the Indenture provides that if TINTA is a party to a transaction described therein, TINTA shall enter into a supplemental indenture providing for the conversion of the Securities after such transaction into the kind and amount of securities the Holders would have owned immediately after such transaction had they converted their securities immediately before such transaction and providing for adjustments to such conversion privilege;

     WHEREAS, Section 9.01 of the Indenture authorizes TINTA and the Trustee to enter into a supplemental indenture to comply with Section 10.16 of the Indenture without notice to or the consent of any Holder;

     WHEREAS, TINTA desires to execute this Supplemental Indenture in connection with the Merger in accordance with the foregoing provisions of the Indenture;

     WHEREAS, TINTA has furnished the Trustee with (i) a copy of the resolutions duly adopted by the Board of Directors authorizing the entering into of this Supplemental Indenture, certified by

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the Secretary of the Company, (ii) an Officers' Certificate, pursuant to
Sections 12.04 and 12.05 of the Indenture, and (iii) an Opinion of Counsel, pursuant to Sections 9.06, 12.04 and 12.05 of the Indenture; and

     WHEREAS, all things necessary to make this Supplemental Indenture a valid supplement to the Indenture have been satisfied.

     NOW, THEREFORE, each party hereto, for the benefit of the other party hereto and the equal and proportionate benefit of the Holders, is executing and delivering this Supplemental Indenture and hereby agrees as follows:


                                  ARTICLE ONE

                          AMENDMENTS TO THE INDENTURE

     SECTION 1. The following terms are hereby added to Section 1.01 of Indenture in their respective appropriate alphabetical places:

          "Company Common Stock" means the common stock, par value $1.00 per share, of the Company immediately following the Effective Time.

          "Effective Time" means November 19, 1998.

     SECTION 2. Each of the definitions of the following terms in Section 1.01 of the Indenture is hereby amended in its entirety to read as follows:

          "Series A Stock" means the Tele-Communications, Inc. Series A Liberty Media Group Common Stock, par value $1.00 per share, of the Parent, which term shall include, where appropriate, in the case of any reclassification, recapitalization or other change in the Series A Stock, or in the case of a consolidation or merger of Parent with or into another person affecting the Series A Stock, such capital stock to which a holder of Series A Stock shall be entitled upon the occurrence of such event.

          "Series B Stock" means the Tele-Communications, Inc. Series B Liberty Media Group Common Stock, par value $1.00 per share, of the Parent, which term shall include, where appropriate, in the case of any reclassification, recapitalization or other change in the Series B Stock, or in the case of a consolidation or merger of Parent with or into another person affecting the Series B Stock, such capital stock to which a holder of Series B Stock shall be entitled upon the occurrence of such event.

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     SECTION 3.  Section 4.02 of the Indenture is hereby amended by deleting all references to the capitalized term "Common Stock" and inserting in lieu thereof "Company Common Stock".

     SECTION 4. The fifth paragraph of Section 10.03 of the Indenture is hereby amended to read in its entirety: "The Company will not be required to deliver certificates for shares of Series A Stock upon conversion while the Parent's stock transfer books are closed for a meeting of stockholders or for the payment of dividends or for any other purpose, but certificates for shares of Series A Stock shall be delivered as soon as the stock transfer books shall again be opened."

     SECTION 5. Section 10.06 of the Indenture is hereby amended to read in its entirety:

          "SECTION 10.06  Parent to Provide Stock.

          The Parent has separately agreed to at all times reserve out of its authorized but unissued Series A Stock or Series A Stock held in treasury enough shares of Series A Stock to permit the conversion of all outstanding Securities.

          All shares of Series A Stock which may be delivered upon conversion of the Securities shall be validly issued, fully paid and non-assessable and shall be free from any preemptive rights.

          In order that the Company may deliver shares of Series A Stock upon conversion of the Securities, the Parent has separately agreed to endeavor to comply with all applicable Federal and State securities laws and to endeavor to cause such shares to be listed on each national securities exchange or other national trading market on which the Series A Stock is listed."

     SECTION 6. Section 10.07 of the Indenture is hereby amended by deleting the references to the "Company" and inserting in lieu thereof the "Parent".

     SECTION 7. Section 10.08 of the Indenture is hereby amended by deleting the references to the "Company" and inserting in lieu thereof the "Parent".

     SECTION 8. Section 10.09 of the Indenture is hereby amended by deleting the references to the "Company" and inserting in lieu thereof the "Parent".

     SECTION 9. Section 10.13 of the Indenture is hereby amended by deleting the references to the "Company" and inserting in lieu thereof the "Parent".

     SECTION 10.  Section 10.15 is hereby amended to read in its entirety:

          "SECTION 10.15  Notice of Certain Transactions.

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          If:

          (1) the Parent takes any action which would require an adjustment in the conversion price or conversion rate;

          (2) the Parent consolidates or merges with, or transfers all or substantially all of its assets to, another corporation, and stockholders of the Parent must approve the transaction; or

          (3) there is a dissolution or liquidation of the Parent,

          a Holder of a Security may want to convert it into shares of Series A Stock prior to the record date for, or the effective date of, the transaction so that he may receive the rights, warrants, securities or assets which a holder of shares of Series A Stock on the date may receive. Therefore, the Company shall give to the Securityholders and the Trustee in accordance with Section 12.02 a notice stating the proposed record or effective date, as the case may be. Failure to give the notice or any defect in it shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section."

     SECTION 11.  Section 10.16 is hereby amended by:

          (a) deleting the title of such Section and inserting in lieu thereof "Consolidation, Merger or Sale of the Parent; Special Distributions.";

          (b) deleting the first sentence of the first paragraph and inserting in lieu thereof the words "If the Parent is a party to a merger which reclassifies or changes its outstanding Series A Stock, the Company shall enter into a supplemental indenture." and

          (c) deleting the reference to in the last paragraph to the "Company" and inserting in lieu thereof the "Parent".


                                  ARTICLE TWO

                                 MISCELLANEOUS

     SECTION 1.  Holders' Rights under Section 10.16 of the Indenture.  On and
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after the Effective Time and during the period the Securities shall be convertible pursuant to the terms of such Securities, a Holder of a Security may convert it into the amount of LMG Series A Stock which he would have owned immediately after the Merger if he had converted the Security immediately before the Effective Time, subject to adjustment after the Effective Time in accordance with the provisions of Article Ten of the Indenture.

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     SECTION 2.  Construction with Indenture.  All of the covenants, agreements
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and provisions of this Supplemental Indenture shall be deemed to be and construed as part of the Indenture to the same extent as if fully set forth therein and shall be fully enforceable in the manner provided in the Indenture. Except as provided in this Supplemental Indenture, the Indenture shall remain in full force and effect and the terms and conditions thereof are hereby confirmed.

     SECTION 3.  Conflict with the TIA.  If any provision of this Supplemental
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Indenture modifies or excludes any provision of the TIA that is required under such act to be part of and govern the Indenture or this Supplemental Indenture, the latter provision shall control. If any provision hereof modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Supplemental Indenture as so modified or excluded, as the case may be.

     SECTION 4.  Date of Effectiveness.  This Supplemental Indenture shall
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become a legally effective and binding instrument upon the later of (i) the execution and delivery hereof by all parties hereto or (ii) the Effective Time.

     SECTION 5.  Securities Deemed Conformed.  Beginning at the effective time
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of this Supplemental Indenture, the provisions of each Security then outstanding shall be deemed to be conformed, without the necessity for reissuance or exchange of Securities or any other action on the part of any Holder, the Company or the Trustee, so as to reflect this Supplemental Indenture.

     SECTION 6.  Successors.  All agreements of the Company and the Trustee in
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this Supplemental Indenture and in the Indenture as amended and supplemented hereby shall bind their respective successors.

     SECTION 7.  Benefits of Supplemental Indenture.  Nothing in this
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Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, any Agent and the Holders, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture or the Indenture as amended or supplemented hereby.

     SECTION 8.  Separability.  In case any provision in this Supplemental
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Indenture, or in the Indenture as amended and supplemented hereby, shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

     SECTION 9.  Trustee Responsibility.  The Trustee assumes no duties,
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responsibilities or liabilities by reason of this Supplemental Indenture other than as set forth in the Indenture. The Trustee assumes no responsibility for the correctness of the statements herein contained, which shall be taken as statements of the Company. This Supplemental Indenture is executed and accepted by

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the Trustee subject to all of the terms and conditions of its acceptance of the trust under the Indenture, as fully as if said terms and conditions were herein set forth in full.

     SECTION 10.  Counterparts.  This Supplemental Indenture may be executed in
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counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     SECTION 11.  Governing Law.  The laws of the State of New York shall govern
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this Supplemental Indenture without regard to principles of conflicts of law.

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          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                         TELE-COMMUNICATIONS INTERNATIONAL, INC.

                         By:    /s/ Graham E. Hollis
                              ---------------------------------------
                         Name:  Graham E. Hollis
                         Title: Executive Vice President and
                                Chief Financial Officer
(Seal)


Attest:  /s/ Elisa L. Fuller
        -------------------------------
        Name:  Elisa L. Fuller
        Title: Assistant Secretary



                         THE BANK OF NEW YORK

                         By:  /s/ Remo J. Reale
                              ---------------------------------------
                         Name:  Remo J. Reale
                         Title: Assistant Vice President

(Seal)


Attest:   /s/ Mary La Gumina
         --------------------------------------------
         Name:  Mary La Gumina
         Title: Assistant Vice President

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